As filed with the Securities and Exchange Commission on May 22, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOUTHWESTERN ENERGY COMPANY

SUBSIDIARY GUARANTOR REGISTRANTS (SEE BELOW)

(Exact name of registrant as specified in its charter)

Delaware	71-0205415
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10000 Energy Drive

Spring, Texas 77389

(832) 796-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher W. Lacy

Vice President, General Counsel and Secretary

10000 Energy Drive

Spring, Texas 77389

(832) 796-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Matthew R. Pacey, P.C.

Anne G. Peetz

Billy Vranish

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, Texas 77002

(713) 836-3600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

SUBSIDIARY GUARANTOR REGISTRANTS (1)

Exact Name of Additional Registrants	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
A.W. Realty Company, LLC	Texas	71-0422314
Angelina Gathering Company, L.L.C.	Texas	26-4388727
SWN Drilling Company, LLC	Texas	20-3708831
SWN E & P Services, LLC	Texas	N/A (2)
SWN Energy Services Company, LLC	Texas	71-0794468
SWN International, LLC	Delaware	N/A (2)
SWN Midstream Services Company, LLC	Texas	20-3230804
SWN Producer Services, LLC	Texas	N/A (2)
SWN Production Company, LLC	Texas	71-0358796
SWN Production (Louisiana), LLC	Texas	82-3993623
SWN Production (Ohio), LLC	Texas	27-4681664
SWN Water Resources Company, LLC	Texas	82-4186977
SWN Well Services, LLC	Texas	80-0804278

(1)

One or more of the above registrants, each a Subsidiary Guarantor Registrant, may fully and unconditionally guarantee, on a joint and several basis, subject to customary release provisions, any series of debt securities of Southwestern Energy Company offered by the prospectus contained as part of this registration statement as set forth in a related prospectus supplement.

(2)	Single member LLC with no EIN.

The address, including zip code, and telephone number, including area code, of each of the Subsidiary Guarantor Registrant’s principal executive offices is 10000 Energy Drive, Spring, Texas 77389, telephone (832) 796-1000. The name, address, and telephone number of the agent for service for each Subsidiary Guarantor Registrant is Christopher W. Lacy, Southwestern Energy Company, 10000 Energy Drive, Spring, Texas 77389, telephone (832) 796-1000.

PROSPECTUS

Southwestern Energy Company

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

We may offer and sell the securities identified above (the “securities”) from time to time in one or more offerings. The debt securities may be guaranteed or co-issued by our subsidiaries (the “Subsidiaries”). This prospectus provides you with a general description of the securities.

Each time we offer and sell the securities, we will provide a prospectus supplement that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of the securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN THE SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS, IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2022, AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT, AND IN ANY DOCUMENTS INCORPORATED BY REFERENCE HEREIN OR THEREIN, FOR FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN THE SECURITIES.

Our common stock is listed on the New York Stock Exchange under the symbol “SWN.” On May 19, 2023, the last reported sale price of our common stock on the New York Stock Exchange was $5.36 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information contained in the applicable prospectus supplement. Before purchasing any of the securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We are responsible for the information contained in this prospectus, any applicable prospectus supplement and any permitted free writing prospectus. We have not authorized any person to provide you with different or additional information. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities identified herein, nor does this prospectus or any applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should assume that the information appearing in this prospectus, the applicable prospectus supplement or any permitted free writing prospectus is accurate only as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Southwestern,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Southwestern Energy Company and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities. References in this prospectus to the “Subsidiary Guarantors” means one or more of our wholly owned subsidiaries that are listed as subsidiary guarantor registrants in the registration statement of which this prospectus forms a part.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that web site is http://www.sec.gov.

Our web site address is www.swn.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)—(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023.

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2023.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on April 27, 2023.

•	Our Current Reports on Form 8-K filed with the SEC on January 27, 2023, February 27, 2023, March 22, 2023, and May 22, 2023.

•

The description of our Common Stock contained in our Registration Statement on Form 8-A, dated October 23, 1981, as amended by Amendment No. 1 filed with our Current Report on Form 8-K dated July 8, 1993 and Amendment No. 2 filed with our Current Report on Form 8-K/A dated August 3, 2006 and set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information not deemed “filed” with the SEC will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Upon request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may make a request for such information, free of charge, in writing or by telephone. Any such request should be directed to:

Southwestern Energy Company

10000 Energy Drive

Spring, Texas 77389-4954

Attn. Investor Relations

(832) 796-1000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

Southwestern is an independent energy company engaged in development, exploration and production activities, including the related marketing of natural gas, associated natural gas liquids (“NGLs”) and oil produced in our operations. Southwestern is a holding company whose assets consist of direct and indirect ownership interests in, and whose business is conducted substantially through, its subsidiaries. Currently we operate exclusively in the United States. Our common stock is listed and traded on the New York Stock Exchange under the ticker symbol “SWN.”

The bulk of our operations, which we refer to as “Exploration and Production” (“E&P”), are focused on the development of natural gas and associated NGL and oil reserves. We are also focused on creating and capturing additional value through our marketing business, which we refer to as “Marketing.”

E&P. Our primary business is the development, exploration and production of natural gas as well as associated NGLs and oil, with our ongoing operations focused on the development of unconventional natural gas reservoirs located in Pennsylvania, West Virginia, Ohio and Louisiana. Our operations in Pennsylvania, West Virginia and Ohio, which we refer to as “Appalachia,” are focused on the Marcellus Shale, the Utica and the Upper Devonian unconventional natural gas and liquids reservoirs. Our operations in Louisiana, which we refer to as “Haynesville,” are primarily focused on the Haynesville and Bossier natural gas reservoirs. We also have drilling rigs located in Appalachia and Haynesville, and we provide certain oilfield products and services, principally serving our E&P operations through vertical integration.

Marketing. Our marketing activities capture opportunities that arise through the marketing and transportation of natural gas, oil, and NGLs primarily produced in our E&P operations. Additionally, we manage portfolio and locational, or basis, risk, acquire transportation rights on third-party pipelines and, in limited circumstances, purchase third-party natural gas to fulfill commitments specific to a geographic location.

We filed our original certificate of incorporation with the Secretary of State of Delaware on February 24, 2006. We filed an amended and restated certificate of incorporation with the Secretary of State of Delaware on May 19, 2010, which was amended by that certain Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated as of September 1, 2021, and further amended by that certain Certificate of Amendment No. 2 to Amended and Restated Certificate of Incorporation, dated as of May 18, 2023.

Our principal executive offices are located at 10000 Energy Drive, Spring, Texas 77389, and our telephone number is (832) 796-1000. We also maintain offices in Tunkhannock, Pennsylvania; Morgantown, West Virginia; Zanesville, Ohio; Frierson, Louisiana; Coushatta, Louisiana and Gloster, Louisiana.

THE SUBSIDIARY GUARANTORS

The Subsidiaries may unconditionally guarantee the debt securities. The Subsidiaries may alternatively co-issue the debt securities registered herein. As of the date hereof, each of the Subsidiaries are wholly owned subsidiaries of the Company.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement or any permitted free writing prospectus incorporated by reference herein or therein before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Investors are cautioned that certain statements contained in, or incorporated by reference into, this prospectus, any accompanying prospectus supplement or any permitted free writing prospectus may be deemed to be “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may be identified by words such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “model,” “target” or similar expressions. Statements may be forward-looking even in the absence of these particular words. In addition, any statement concerning future financial performance (including future revenues, earnings or growth rates), future operations (including production and reserve growth) ongoing business strategies or prospects, and possible actions taken by us or our subsidiaries, are also forward-looking statements. These forward-looking statements involve external risks and uncertainties, including, but not limited to, those described under the heading “Risk Factors” and in the documents incorporated by reference herein.

Forward-looking statements are based on current expectations and projections about future events and are inherently subject to a variety of risks and uncertainties, many of which are beyond the control of our management team. All forward-looking statements contained in, or incorporated by reference into, this prospectus, any accompanying prospectus supplement or any permitted free writing prospectus and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements in this paragraph. These risks and uncertainties include, among others:

•

the timing and extent of changes in market conditions and prices for natural gas, oil and NGLs (including regional basis differentials) and the impact of reduced demand for our production and products in which our production is a component due to governmental and societal actions taken in response to the COVID-19 pandemic or other world health event;

•	our ability to fund our planned capital investments;

•	a change in our credit rating or adverse changes in interest rates;

•	the extent to which lower commodity prices impact our ability to service or refinance our existing debt;

•	the impact of volatility in the financial markets or other global economic factors, including the impact of COVID-19 or other diseases;

•	geopolitical and business conditions in key regions of the world;

•	difficulties in appropriately allocating capital and resources among our strategic opportunities;

•	the timing and extent of our success in discovering, developing, producing, replacing and estimating reserves;

•	our ability to maintain leases that may expire if production is not established or profitably maintained;

•	our ability to meet natural gas delivery commitments and to utilize or monetize our firm transportation commitments;

•	our ability to realize the expected benefits from acquisitions;

•	our ability to transport our production to the most favorable markets or at all;

•	availability and costs of personnel and of products and services provided by third parties;

•

the impact of government regulation, including changes in law, the ability to obtain and maintain permits, any increase in severance or similar taxes, and legislation or regulation relating to hydraulic fracturing or other drilling and completing techniques, climate and over-the-counter derivatives;

•	our ability to achieve, reach or otherwise meet initiatives, plans, or ambitions with respect to environmental, social and governance matters;

•	the impact of the adverse outcome of any material litigation against us or judicial decisions that affect us or our industry generally;

•	the effects of weather or power outages;

•	increased competition;

•	inflation rates;

•	the financial impact of accounting regulations and critical accounting policies;

•	the comparative cost of alternative fuels;

•	credit risk relating to the risk of loss as a result of non-performance by our counterparties, including as a result of financial or banking failures;

•	our hedging strategy and results;

•	our ability to obtain debt or equity financing on satisfactory terms; and

•	any other factors listed in the reports we have filed and may file with the SEC.

Reserve engineering is a process of estimating underground accumulations of natural gas, oil and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and our development program. Accordingly, reserve estimates may differ significantly from the quantities of natural gas, oil and NGLs that are ultimately recovered.

Developments in any of these areas could cause our actual results to differ materially from those anticipated or projected. You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the section titled “Risk Factors” in this prospectus and the risk factors described in any applicable prospectus supplement or permitted free writing prospectus, together with those in our latest Annual Report on Form 10-K, and any updates to those risk factors included in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Except as required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions or otherwise.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of our capital stock and does not purport to be complete. This summary may not contain all of the information that you may find useful. For a complete description of our common stock, please refer to our Amended and Restated Certificate of Incorporation, as amended (our “certificate of incorporation”), and Amended and Restated Bylaws, as amended (our “bylaws”). This summary description is qualified in its entirety by reference to these documents, each of which is included as an exhibit to the registration statement, of which this prospectus is a part, and the text of the relevant provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

Common Stock

As of the date of this prospectus, we are authorized to issue up to 2,500,000,000 shares of common stock, par value $0.01 per share.

We may issue additional shares of our common stock at times and under circumstances so as to have a dilutive effect on our earnings per share, our net tangible book value per share and on the equity ownership of the holders of our common stock. If we issue shares of our common stock, the prospectus supplement relating to an offering will set forth the information regarding any dilutive effect of that offering.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “SWN.” Any additional common stock that we issue will also be listed on the New York Stock Exchange, unless otherwise indicated in a prospectus supplement.

Dividends

We currently do not pay dividends on our common stock, and we do not anticipate paying any cash dividends in the foreseeable future. All decisions regarding the declaration and payment of dividends and stock repurchases are at the discretion of our board of directors and will be evaluated regularly in light of our financial condition, earnings, growth prospects, funding requirements, applicable law and any other factors that our board of directors deems relevant.

Fully Paid

All of our outstanding shares of common stock are fully paid and non-assessable. Any additional shares of common stock will also be fully paid and non-assessable when issued.

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters voted on by our stockholders, including the election of directors.

Other Provisions

We will notify holders of our common stock of any stockholders’ meetings in accordance with applicable law. If we liquidate, dissolve or wind-up, whether voluntarily or not, our common stockholders will share equally in the assets remaining after we pay our creditors. Our board of directors may make rules and regulations concerning the transfer of shares of our common stock from time to time, in accordance with our bylaws. Holders of our common stock will have no conversion, sinking fund or redemption rights.

Transfer Agent

The transfer agent and registrar of our common stock is Computershare Trust Company N.A.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. Our board of directors may designate the number of shares constituting any series and the rights, preferences, privileges and restrictions of such preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and sinking fund terms, but no shares of any series of preferred stock may be issued without the approval of shareholders if (i) the voting rights of the shares of such series would be materially disproportionate to the voting rights of the shares of common stock or (ii) the shares of such series would be convertible into a materially disproportionate number of shares of common stock, in each case taking into account the issue price of the shares of such series and the fair market value of the shares of common stock at the time of such issuance. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that holders of common stock will receive dividend payments and payments upon liquidation.

Undesignated Preferred Stock

This summary of the undesignated preferred stock discusses terms and conditions that may apply to preferred stock offered under this prospectus. The applicable prospectus supplement will describe the particular terms of each series of preferred stock actually offered. If indicated in the prospectus supplement, the terms of any series may differ from the terms described below.

The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of any preferred stock being offered by this prospectus. It does not restate the terms and provisions in their entirety. We urge you to read our charter and the applicable certificate of designation (each, as filed with the SEC) because they, and not this description, define the rights of any holders of preferred stock. We have filed our charter as an exhibit to the registration statement which includes this prospectus. We will incorporate by reference as an exhibit to the registration statement the form of any certificate of designation before the issuance of any series of preferred stock.

The prospectus supplement for any preferred stock that we actually offer pursuant to this prospectus may include some or all of the following terms:

•	the designation of the series of preferred stock;

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•

the dividend rate or rates of the shares, the method or methods of calculating the dividend rate or rates, the dates on which dividends, if declared, will be payable, and whether or not the dividends are to be cumulative and, if cumulative, the date or dates from which dividends will be cumulative;

•	the amounts payable on shares of the preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;

•	the redemption rights and price or prices, if any, for the shares of preferred stock;

•	any terms, and the amount, of any sinking fund or analogous fund providing for the purchase or redemption of the shares of preferred stock;

•	any restrictions on our ability to make payments on any of our capital stock if dividend or other payments are not made on the preferred stock;

•	any voting rights granted to the holders of the shares of preferred stock in addition to those required by Delaware law or our certificate of incorporation;

•

whether the shares of preferred stock will be convertible or exchangeable into shares of our common stock or any other security, and, if convertible or exchangeable, the conversion or exchange price or prices, and any adjustment or other terms and conditions upon which the conversion or exchange shall be made;

•	any other rights, preferences, restrictions, limitations or conditions relative to the shares of preferred stock permitted by Delaware law or our certificate of incorporation;

•	any listing of the preferred stock on any securities exchange; and

•	the U.S. federal income tax considerations applicable to the preferred stock.

Subject to our certificate of incorporation and to any limitations imposed by any then-outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with such powers, preferences, rights and qualifications, limitations or restrictions as the board of directors determines, and without further action of the stockholders, including holders of our then outstanding preferred stock, if any.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

The following provisions of our certificate of incorporation and bylaws and the following provisions of Delaware law may have the effect of delaying, deterring or preventing a change of control of us.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws include provisions:

•	authorizing blank check preferred stock, which we could issue with voting, liquidation, dividend and other rights superior to our common stock;

•	limiting the liability of, and providing indemnification to, our directors and officers;

•	requiring advance notice of proposals by our stockholders for business to be conducted at stockholder meetings and for nominations of candidates for election to our board of directors; and

•	controlling the procedures for the conduct of our board and stockholder meetings and the election, appointment and removal of our directors.

The Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

Section 203 defines a “business combination” as a merger, asset sale or other transaction resulting in a financial benefit to an interested stockholder. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless:

•

our board of directors approved either the business combination or the transaction that resulted in the stockholders becoming an interested stockholder prior to the date the person attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•

the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

This provision has an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. With approval of our stockholders, we could amend our certificate of incorporation in the future to elect not to be governed by this provision. This election would be effective 12 months after the adoption of the amendment and would not apply to any business combination between us and any person who became an interested stockholder on or before the adoption of the amendment.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus and any guarantees of such debt securities by one or more Subsidiary Guarantors related thereto. When we offer to sell a particular series of debt securities and any related guarantees, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities and any related guarantees.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture, dated as of August 30, 2021, between us and Regions Bank, as trustee. We may, but need not, designate more than one trustee under the indenture, each with respect to one or more series of debt securities. The trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series. We have summarized select portions of the indenture below. The summary is not complete. The indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The debt securities that we may offer under the indenture are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or a committee appointed by our board of directors, in an officer’s certificate or in a supplement to the indenture relating to that series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series (except for the issue date, the offering price and certain other terms that may be specified in any prospectus supplement relating to such issuance), and will be consolidated with, and form a single series with, such outstanding debt securities.

The debt securities issued by us will be unsecured obligations and will rank equally with all of our other unsecured senior indebtedness.

The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:

•	The title of the series;

•	The purchase price, denomination and any limit upon the aggregate principal amount of the series;

•	The date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;

•	The rate or rates at which the securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest;

•

The date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable and the record date, if any;

•	Whether the securities will have the benefit of any security guarantees, the terms and conditions of any such guarantees and the identity of any Subsidiary Guarantors;

•	The place or places where the principal of (and premium, if any) and interest, if any, on securities of the series shall be payable;

•	The place or places where the securities may be exchanged or transferred;

•

The period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

•

Our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	If other than denominations of $2,000 and any integral multiple thereof, the denominations in which securities of the series are issuable;

•

If the payments of principal of, or interest or premium, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which such securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

•

If the amount of payments of principal of (and premium, if any) and interest, if any, on the securities of the series shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts shall be determined;

•

If, other than the principal amount thereof, any portion of the principal amount of securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which such portion shall be determined;

•	Any modifications of or additions to the events of default or our covenants or the covenants of a Subsidiary Guarantor with respect to securities of the series;

•

Under what circumstances, if any, we will pay additional amounts on the securities of the series to persons who are not U.S. persons in respect of taxes or similar charges withheld or deducted and, if so, whether we will have the option to redeem the securities rather than pay those additional amounts (and the term of any such option);

•	Whether the securities of the series will be subject to legal defeasance or covenant defeasance;

•	If other than the trustee, the identity of the registrar and any paying agent;

•

If the securities of the series shall be issued in whole or in part in global form, (i) the depositary for such global securities, (ii) the form of any legend which shall be borne by such global security, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange such interests for certificated securities of such series and of like tenor of any authorized form and denomination, and (iv) the circumstances under which any such exchange may occur; and

•	Any other terms of the series.

Guarantees

To the extent provided in the applicable supplement to this prospectus, the debt securities issued and sold pursuant to this prospectus may be guaranteed by one or more of the Subsidiary Guarantors. Any such guarantee may be issued on an unsecured, secured, unsubordinated, senior subordinated or junior subordinated basis as provided in the applicable prospectus supplement. Any such guarantee will be issued under the applicable indenture. We will fully describe the terms of any of our debt securities in the applicable prospectus supplement relating to those debt securities.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, contains certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

SEC Reports

The indenture provides that we agree to file with the trustee, within 30 days after we file the same with the SEC, copies of the annual and quarterly reports, information, documents and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. The indenture also provides that we will comply with the provisions of Section 314 of the Trust Indenture Act.

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate with or merge into any other person or sell, lease or transfer all or substantially all of our assets (determined on a consolidated basis) to any person unless:

•

either (i) in the case of a consolidation or merger, we shall be the continuing or surviving person or (ii) the person formed by such consolidation or into which are merged or the person which acquires by conveyance or transfer the assets of the Company substantially as an entirety (the “successor company”) shall be a person formed, organized or existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by a supplement to an indenture, executed and delivered to the trustee, the due and punctual payment of the principal of and interest, if any, on all the debt securities and the performance or observance of every covenant of the indenture on the part of us to be performed or observed;

•	immediately after giving effect to such transaction, no event of default, and no default, shall have happened and be continuing; and

•

we or the successor company have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that such consolidation, merger, sale, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the indenture and that all conditions precedent in the indenture provided for relating to such transaction have been complied with.

Upon such consolidation, merger or sale, the successor entity formed by such consolidation or into which we are merged with or to which such sale is made will succeed to, and be substituted for, us under the indenture, and the predecessor corporation shall be released from all obligations and covenants under the indenture and the debt securities.

Events of Default, Notice and Waiver

The indenture provides that if an event of default (other than certain events of bankruptcy, insolvency and reorganization of us) shall have occurred with respect to a series of debt securities and be continuing and is known to the trustee, the trustee, by written notice to us, or the holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of that series, by written notice to us and the trustee, may declare the unpaid principal of (and premium, if any) and any accrued and unpaid interest on all the debt securities of the affected series to be immediately due and payable. Any such notice shall specify the event of default and that it is a “notice of acceleration.” If an event of default occurs as a result of certain events of bankruptcy, insolvency or reorganization of us, then the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the debt securities shall ipso facto become immediately due and payable without further notice or action on the part of the trustee or any holder.

Under the indenture, an event of default with respect to the debt securities of any series is any one of the following events:

(1)

default for 30 or more days in payment of any interest on any debt security of that series or any coupon appertaining thereto or any additional amount payable with respect to debt securities of such series as specified in the applicable prospectus supplement when due;

(2)

default in payment of principal, or premium, if any, on any debt security of that series when and as due at maturity or on redemption or otherwise when and as due, or in the making of a mandatory sinking fund payment, if applicable, when and as due by the terms of the debt securities of that series;

(3)

default for 90 days after written notice to us by the trustee for such series, or by the holders of 25% in aggregate principal amount of the debt securities of such series then outstanding, in any material respect in the performance of any other agreement in the debt securities of that series (or in the indenture or in any supplemental indenture or board resolution referred to therein) under which the debt securities of that series have been issued;

(4)

the failure to pay the principal of or interest on indebtedness for borrowed money of us or any significant subsidiary (within the meaning of Regulation S-X under the Securities Act) within any applicable grace period after payment is due, or the principal thereof is accelerated by the holders thereof because of a default, and the total principal amount of such indebtedness that is not so paid or that so accelerated, in either case exceeds $100.0 million and such acceleration is not rescinded or annulled within 30 days or such indebtedness is not repaid in full within 30 days; provided that such event of default will be cured or waived, without further action upon the part of either the trustee or any holder, if (i) the default that resulted in the acceleration of such other indebtedness is cured or waived and (ii) the acceleration is rescinded or annulled;

(5)	certain events of bankruptcy, insolvency and reorganization of us or our significant subsidiaries;

(6)

in the case where a security guarantor guarantees such debt securities, except as otherwise provided in the indenture, any security guarantee ceases to be in full force and effect, or any security guarantor denies or disaffirms its obligations under its security guarantee; and

(7)	any other event of default provided with respect to debt securities of that series.

The indenture provides that the trustee will, within 90 days after obtaining knowledge of a default with respect to the debt securities of the applicable series, give to the holders of the debt securities of such series notice of such default known to it, unless cured or waived; provided that except in the case of default in the payment of principal, or interest or premium, if any, on any debt security of such series the trustee will be protected in withholding such notice if and so long as the trustee in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time, or both, would become, an event of default.

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, to be indemnified by the holders before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in outstanding principal amount of the debt securities of the applicable series may, subject to certain exceptions, on behalf of the holders of debt securities of such series direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee.

The indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

In certain cases, the holders of a majority in outstanding principal amount of the debt securities of the applicable series may on behalf of the holders of debt securities of such series rescind a declaration of acceleration or waive any past default or event of default with respect to the debt securities of that series except a default not theretofore cured in payment of the principal of, or interest or premium, if any, on any debt security of such series or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each such debt security.

No holder of a debt security of the applicable series will have any right to institute any proceeding with respect to the indenture or the debt securities of any series or for any remedy thereunder unless:

•	such holder shall have previously given to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have also made such a written request;

•	such holder or holders have provided indemnity satisfactory to the trustee to institute such proceeding as trustee;

•	the trustee has failed to institute such proceeding within 90 calendar days of such notice; and

•

during or prior to such 90 day period, the trustee has not received from the holders of a majority in outstanding principal amount of the debt securities of such series a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a holder of debt securities for enforcement of payment of the principal of, or premium or interest, if any, on the debt securities on or after the respective due dates expressed in the debt securities after any applicable grace periods have expired.

Modification and Waiver

The trustee and we may amend or supplement the indenture or the debt securities of any series without the consent of any holder, in order to:

•	cure any ambiguity, defect or inconsistency;

•	provide for the assumption of our obligations to the holders in the case of a merger or consolidation of us or any security guarantors as permitted by the indenture or any supplement to the indenture;

•

provide for uncertificated debt securities in addition to or in place of certificated debt securities, provided, however that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986;

•	add guarantees with respect to the debt securities or to secure the debt securities;

•	add to the covenants of the Company or any security guarantor for the benefit of holders of all or any series of debt securities or to surrender any right or power conferred on us in the indenture;

•	add any additional events of default with respect to all or any series of the debt securities;

•	comply with SEC requirements in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•

make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the rights of any holder of such debt securities in any material respect;

•

evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture as are necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	establish the form or terms of debt securities of any series as permitted by the indenture;

•

conform the text of the indenture, any security guarantees relating to the debt securities or the debt securities to any provision of the description thereof set forth in the prospectus or any related prospectus supplement relating to such debt securities to the extent that such provision in the prospectus or any related prospectus supplement relating to such debt securities was intended to be a substantially verbatim recitation of a provision of the indenture, the security guarantees relating to the debt securities or the debt securities, in each case, as determined in good faith by Southwestern (which intent will be established by an officer’s certificate Southwestern delivers to the trustee);

•

correct or supplement any provision of the indenture that may be inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under the indenture; provided, such actions shall not adversely affect the interests of any holder; or

•

change or eliminate any of the provisions of the indenture; provided, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision.

In addition, except as described below, modifications and amendments of the indenture or the debt securities may be made by the trustee and us with the consent of the holders of a majority in outstanding principal amount of the debt securities. However, no such modification or amendment may, without the consent of each holder affected thereby:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any debt securities;

•

reduce the principal amount of or change or have the effect of changing the stated maturity of the principal of, or any installment of principal of, the debt securities, or change the date on which any debt securities may be subject to redemption (provided that this shall not apply to changes in the notice period for redemptions), or reduce any premium payable upon the redemption thereof or the redemption price therefor;

•	make any debt securities payable in currency other than that stated in the debt securities;

•

make any change to the provisions of the indenture entitling each holder to receive payment of principal of, premium and interest on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date) or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of the outstanding debt securities to waive defaults or events of default;

•

amend, change or modify in any material respect any obligations of the Company to make and consummate a change of control offer in respect of a change of control event that has occurred, to the extent any such change of control may be required under the terms of any series of debt securities;

•

in the case where a security guarantor guarantees such debt securities, eliminate or modify in any manner the obligations of a security guarantor with respect to its security guarantee which adversely affects holders in any material respect, except as expressly otherwise provided for in the indenture; or

•	change any obligation of us to maintain an office or agency in the place and for the purposes specified in the indenture.

Redemption

Unless otherwise provided in the applicable prospectus supplement with respect to a series of debt securities, the following provisions will apply to any redemption of debt securities under the indenture.

The indenture provides that no securities of a series of $2,000 of principal amount or less will be redeemed in part. If any debt security is to be redeemed in part only, the notice of redemption that relates to such debt security shall state the portion of the principal amount of that debt security to be redeemed. A new debt security in principal amount equal to the unredeemed portion of the original debt security presented for redemption will be issued in the name of the holder thereof upon cancellation of the original debt security. Debt securities called for redemption, subject to any condition included in such notice of redemption, become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the debt securities or portions of them called for redemption unless we default on payment of the redemption price.

We will give or cause the trustee (in the name and at the expense of us) to give notice of redemption to the holders of securities of any series to be redeemed as a whole or in part by giving notice of such redemption, not less than 15 days nor more than 60 days prior to the date fixed for redemption, to each of the holders of the securities to be redeemed at their last addresses as they shall appear in the security register or otherwise in accordance with the applicable procedures of the applicable depositary; provided, however, that redemption notices may be given more than 60 days prior to the date fixed for redemption if the notice is issued in connection with a defeasance of a series of securities pursuant to the indenture or a satisfaction and discharge of the indenture. Notices of redemption may be conditional and, at our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied. If the trustee does not give the redemption notice, we shall deliver a copy of the notice to the trustee. Any notice which is given in the manner provided in the indenture shall be conclusively presumed to have been duly given, whether or not the holder receives the notice. Failure to give notice by mail or pursuant to the applicable procedures of the applicable depositary, or any defect in the notice to the holder of any security designated for redemption as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other security.

All notices of redemption shall state:

•

the series of securities to be redeemed (including CUSIP, ISIN or other identifying numbers, although no representation need be made as to the accuracy or correctness of such CUSIP, ISIN or other identifying numbers);

•	the date fixed for redemption;

•	the redemption price (or the method by which it will be determined) and the amount of any accrued interest or premium, if any, payable upon redemption;

•	whether we are redeeming the outstanding securities of such series;

•

if we are not redeeming all outstanding securities of such series, the aggregate principal amount of securities that we are redeeming, the aggregate principal amount of securities that will be outstanding after the partial redemption and the identification of the particular securities, or portions of the particular securities, that we are redeeming;

•

if we are redeeming only part of a security, the notice that relates to that security shall state that on and after the redemption date, upon surrender of the security, the holder will receive without charge a new security or securities of authorized denominations for the principal amount of the security remaining unredeemed;

•	the place or places where a holder must surrender its securities for payment of the redemption price;

•	that payment will be made upon presentation and surrender of such securities;

•

that, upon satisfaction of any conditions to such redemption set forth in the notice of redemption and unless we default in making such redemption payment, that interest accrued to the date fixed for redemption will be paid as specified in said notice; and

•	that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue.

In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that, in our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date stated in such notice, or by the redemption date as so delayed.

Once notice of redemption is sent in accordance with the indenture, the securities called for redemption, subject to any condition included in the applicable notice of redemption, become irrevocably due and payable on the redemption date at the redemption price.

Defeasance

The indenture provides that we will be discharged from any and all obligations in respect of the securities of any series (except for certain obligations to register the transfer or exchange of the notes, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on the debt securities), upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government securities, which through the payment of interest and principal thereof in accordance with their terms provides money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, in respect of the debt securities of such series on the stated maturity date of such principal and any installment of principal, or interest or premium, if any.

Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of (x) an opinion of counsel who is reasonably satisfactory to the trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the beneficial owners of the notes and (y) an officer’s certificate meeting the requirements set forth in the indenture. For the avoidance of doubt, such an opinion would require a change in current U.S. tax law.

We may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than our covenant to pay the amounts due and owing with respect to such series of debt securities. Thereafter, any such omission shall not be an event of default with respect to the debt securities of such series, upon the deposit with the trustee, in trust, of money and/or U.S. government securities which through the payment of interest and principal in respect thereof in accordance with their terms provides money in an amount sufficient to pay any installment of principal of (and premium, if any) and interest, if any, in respect of debt securities of such series on the stated maturity date of such principal or installment of principal, or interest or premium, if any. Our obligations under the indenture and the debt securities of such series other than with respect to such covenants shall remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of an opinion of counsel to the effect that such a defeasance will not be deemed, or result in, a taxable event with respect to the beneficial owners of the notes.

In the event we exercise our option to omit compliance with certain covenants as described in the preceding paragraph and the debt securities of such series are declared due and payable because of the occurrence of any event of default, then the amount of monies and U.S. government securities on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such event of default. We shall in any event remain liable for such payments as provided in the debt securities of such series.

Satisfaction and Discharge

At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified obligations of the trustee and ours, including, among others, the obligations to apply money held in trust) when:

•

either (a) all debt securities of such series previously authenticated and delivered under the indenture have been delivered to the trustee for cancellation or (b) all debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and we have deposited or caused to be deposited with the trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on debt securities of such series;

•	we have paid or caused to be paid all other sums payable under the indenture with respect to the debt securities of such series; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the indenture as to such series have been satisfied.

Governing Law

Any issued debt securities and the indenture will be governed by the laws of the State of New York.

Regarding the Trustee

Regions Bank will initially be the trustee under the indenture. We may, but need not, designate more than one trustee under the indenture, each with respect to one or more series of debt securities. The trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series. We maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business.

The indenture contains certain limitations on the right of the trustee, should it become a creditor of ours within three months of, or subsequent to, a default by us to make payment in full of principal of or interest on any series of debt securities issued pursuant to the indenture when and as the same becomes due and payable, to obtain payment of claims or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However the trustee’s rights as a creditor of ours will not be limited if the creditor relationship arises from, among other things:

•	the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the trustee;

•	certain advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the indenture;

•	disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian or paying agent or in any other similar capacity;

•	indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

•	the acquisition, ownership, acceptance or negotiation of certain drafts, bills of exchange, acceptances or other obligations.

The indenture does not prohibit the trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act and any debt securities issued pursuant to any indenture are in default, it must eliminate such conflict or resign.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of common stock to be received by holders of such series of debt securities to be adjusted.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	on the New York Stock Exchange or any other national securities exchange or U.S. inter-dealer system of a registered national securities association;

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Kirkland & Ellis LLP, Houston, Texas, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Southwestern Energy Company. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Estimates of our oil and gas reserves and related future net cash flows and the present value thereof were based on a reserve audit prepared by Netherland, Sewell & Associates, Inc., Houston, Texas, an independent petroleum engineering firm. We have included or incorporated those estimates in this prospectus in reliance upon the authority of such firm as an expert in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby(3).

SEC registration fee	$(1)
Fees and expenses of the trustee	$(2)
Fees and expenses of the transfer agent	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Miscellaneous	$(2)

Total	$(2)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
(3)

Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder, but do not limit the amount of securities that may be offered.

Item 15. Indemnification of Directors and Officers

Southwestern Energy Company is incorporated under the laws of Delaware.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit or (v) an officer in any action by or in the right of the corporation.

Under Article SEVENTH of the Company’s certificate of incorporation, the Company will indemnify its directors and officers to the fullest extent authorized or permitted by law, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Company and shall inure to the benefit of his or her heirs, executors and personal and legal representatives.

The Company maintains directors’ and officers’ reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

SWN International, LLC is a limited liability company organized under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

The operating agreement of SWN International, LLC provides that, subject to certain limitations and conditions, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a member or manager of SWN International, LLC or while a manager of SWN

International, LLC is or was serving at the request of SWN International, LLC as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by SWN International, LLC to the fullest extent permitted by the DGCL, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits SWN International, LLC to provide broader indemnification rights than said law permitted SWN International, LLC to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such Person in connection with such Proceeding, and indemnification thereunder shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. In addition, the operating agreement provides that SWN International, LLC shall indemnify and advance expenses to an officer, employee or agent of SWN International, LLC to the same extent and subject to the same conditions under which it is required to indemnify and advance expenses to managers.

A.W. Realty Company, LLC, Angelina Gathering Company, L.L.C., SWN Drilling Company, LLC, SWN E & P Services, LLC, SWN Energy Services Company, LLC, SWN Midstream Services Company, LLC, SWN Producer Services, LLC, SWN Production Company, LLC, SWN Production (Louisiana), LLC, SWN Production (Ohio), LLC, SWN Water Resources Company, LLC and SWN Well Services, LLC are each limited liability companies organized under the laws of Texas.

Section 101.402 of the Texas Business Organizations Code permits a Texas limited liability company to (i) indemnify a person, (ii) pay in advance or reimburse expenses incurred by a person and (iii) purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person.

The company agreement of each of A.W. Realty Company, LLC, SWN Drilling Company, LLC, SWN E & P Services, LLC, SWN Energy Services Company, LLC, SWN Midstream Services Company, LLC, SWN Producer Services, LLC, SWN Production Company, LLC, SWN Production (Louisiana), LLC, SWN Production (Ohio), LLC, SWN Water Resources Company, LLC and SWN Well Services, LLC provide that each entity shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such entity), by reason of the fact that such person is or was a Member or officer of such entity, or is or was a Member or officer of such entity serving at the request of such entity as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all matters for which indemnification would be provided to such person under the Certification of Incorporation and Bylaws of Southwestern Energy Company, as in effect from time to time, as if that person were a director or officer of Southwestern Energy Company, or is or was a director or officer of Southwestern Energy Company serving at the request of Southwestern Energy Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The operating agreement of Angelina Gathering Company, L.L.C. provides that, subject to certain limitations and conditions, each Person who was or is made a party or is threatened to be made a party to or is involved in any Proceeding, or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a member or manager of Angelina Gathering Company, L.L.C. or while a manager of Angelina Gathering Company, L.L.C. is or was serving at the request of Angelina Gathering Company, L.L.C. as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by Angelina Gathering Company, L.L.C. to the fullest extent permitted by the Texas Business Corporation Act, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Angelina Gathering Company, L.L.C. to provide broader indemnification rights than said law permitted Angelina

Gathering Company, L.L.C. to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such Person in connection with such Proceeding, and indemnification thereunder shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. In addition, the operating agreement provides that Angelina Gathering Company, L.L.C. shall indemnify and advance expenses to an officer, employee or agent of Angelina Gathering Company, L.L.C. to the same extent and subject to the same conditions under which it is required to indemnify and advance expenses to managers.

Item 16. Exhibits

The following documents are filed herewith or incorporated by reference herein.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

2.1**	Agreement and Plan of Merger, dated August 12, 2020, by and between Southwestern Energy Company and Montage Resources Corporation (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K/A filed on August 12, 2020).

2.2**	Agreement and Plan of Merger, dated June 1, 2021, by and among Southwestern Energy Company, Ikon Acquisition Company, LLC, Indigo Natural Resources LLC, and Ibis Unitholder Representative, LLC solely in its capacity as the Unitholder Representative (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on June 2, 2021).

2.3**	Agreement and Plan of Merger, dated November 3, 2021, by and among Southwestern Energy Company, Mustang Acquisition Company, LLC, GEP Haynesville, LLC, and GEPH Unitholder Rep, LLC solely in its capacity as the Unitholder Representative (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on November 5, 2021).

4.1	Amended and Restated Certificate of Incorporation of Southwestern Energy Company (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed May 24, 2010).

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated September 1, 2021 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed September 1, 2021).

4.3	Certificate of Amendment No. 2 to Amended and Restated Certificate of Incorporation, dated May 18, 2023 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed May 22, 2023).

4.4	Amended and Restated Bylaws of Southwestern Energy Company, as amended through March 21, 2023 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 22, 2023).

4.5	Form of Common Stock Certificate. (Incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K/A filed August 3, 2006)

4.6	Policy on Confidential Voting of Southwestern Energy Company. (Incorporated by reference to the Appendix of the Registrant’s Definitive Proxy Statement (Commission File No. 1-08246) for the 2006 Annual Meeting of Stockholders)

4.7	Registration Rights Agreement, dated September 1, 2021, by and among Southwestern Energy Company, the other parties thereto, and Ibis Unitholder Representative, LLC (Incorporated by reference to Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021)

4.8	Registration Rights Agreement, dated December 31, 2021, by and among Southwestern Energy Company, the other parties thereto, and GEPH Unitholder Rep, LLC (Incorporated by reference to Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021)

Exhibit Number	Description

4.9	Exchange and Registration Rights Agreement, dated as of September 3, 2021, among Southwestern Energy Company, the guarantor parties thereto, J.P. Morgan Securities LLC and Credit Agricole Securities (USA) Inc. (Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on September 3, 2021)

4.10	Indenture, dated as of January 23, 2015 between Southwestern Energy Company and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 23, 2015)

4.11	First Supplemental Indenture, dated as of January 23, 2015 between Southwestern Energy Company and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on January 23, 2015)

4.12	Second Supplemental Indenture, dated as of September 25, 2017 between Southwestern Energy Company and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K filed on September 25, 2017)

4.13	Third Supplemental Indenture, dated as of November 29, 2017 between Southwestern Energy Company and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on December 1, 2017)

4.14	Fourth Supplemental Indenture, dated as of April 26, 2018 between Southwestern Energy Company, the guarantors named therein and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on April 26, 2018)

4.15	Fifth Supplemental Indenture, dated as of December 3, 2018 between Southwestern Energy Company, the guarantors named therein and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.15 to the Registrant’s Annual Report on Form 10-K (Commission File No. 001-08246) for the year ended December 31, 2020)

4.16	Sixth Supplemental Indenture, dated as of December 10, 2020 between Southwestern Energy Company, the guarantors named therein and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.16 to the Registrant’s Annual Report on Form 10-K (Commission File No. 001-08246) for the year ended December 31, 2020)

4.17	Seventh Supplemental Indenture, dated as of September 10, 2021 between Southwestern Energy Company, the guarantors named therein and Regions Bank, as trustee (Incorporated by reference to Exhibit 4.14 to the Registrant’s Amendment No. 1 to Form S-4 filed on October 12, 2021)

4.18	Eighth Supplemental Indenture, dated as of January 4, 2022 between Southwestern Energy Company, the guarantors named therein and Regions Bank, as trustee (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on January 5, 2022)

4.19	Indenture, dated as of September 25, 2017 between Southwestern Energy Company and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on September 25, 2017)

4.20	First Supplemental Indenture, dated as of September 25, 2017 between Southwestern Energy Company and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on September 25, 2017)

4.21	Second Supplemental Indenture, dated as of April 26, 2018 between Southwestern Energy Company, the guarantors named therein and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on April 26, 2018)

4.22	Third Supplemental Indenture, dated as of December 3, 2018 between Southwestern Energy Company, the guarantors named therein and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.21 to the Registrant’s Annual Report on Form 10-K (Commission File No. 001-08246) for the year ended December 31, 2020)

Exhibit Number	Description

4.23	Fourth Supplemental Indenture, dated as of August 27, 2020 between Southwestern Energy Company, the guarantors named therein and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on August 27, 2020)

4.24	Fifth Supplemental Indenture, dated as of December 10, 2020 between Southwestern Energy Company, the guarantors named therein and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.23 to the Registrant’s Annual Report on Form 10-K (Commission File No. 001-08246) for the year ended December 31, 2020)

4.25	Sixth Supplemental Indenture, dated as of August 30, 2021, among Southwestern Energy Company, the guarantors party thereto and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed on August 30, 2021)

4.26	Seventh Supplemental Indenture, dated as of September 10, 2021 between Southwestern Energy Company, the guarantors named therein and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.23 to the Registrant’s Amendment No. 1 to Form S-4 filed on October 12, 2021)

4.27	Eighth Supplemental Indenture, dated as of January 4, 2022 between Southwestern Energy Company, the guarantors named therein and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on January 5, 2022)

4.28	Indenture, dated as of August 30, 2021, between Southwestern Energy Company and Regions Bank, as trustee (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on August 30, 2021)

4.29	First Supplemental Indenture, dated as of August 30, 2021, among Southwestern Energy Company, the guarantors party thereto and Regions Bank, as trustee (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on August 30, 2021)

4.30	Second Supplemental Indenture, dated as of September 3, 2021, among Southwestern Energy Company, the guarantors party thereto and Regions Bank, as trustee (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on September 3, 2021)

4.31	Third Supplemental Indenture, dated as of September 10, 2021 among Southwestern Energy Company, the guarantors named therein and Regions Bank, as trustee (Incorporated by reference to Exhibit 4.31 to Post-Effective Amendment No. 1 on Form S-4 filed on October 12, 2021)

4.32	Fourth Supplemental Indenture, dated as of December 22, 2021, among Southwestern Energy Company, the guarantors party thereto and Regions Bank, as trustee (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on December 22, 2021)

4.33	Fifth Supplemental Indenture, dated as of January 4, 2022 between Southwestern Energy Company, the guarantors named therein and Regions Bank, as trustee (Incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed on January 5, 2022)

4.34	Form of 4.95% Notes due 2025. (Incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K filed on January 23, 2015)

4.35	Form of 8.375% Notes due 2028. (Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on August 27, 2020)

4.36	Form of 5.375% Notes due 2029. (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on September 3, 2021)

Exhibit Number	Description

4.37	Form of 5.375% Notes due 2030. (Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on August 30, 2021)

4.38	Form of 4.750% Notes due 2032. (Incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on December 22, 2021)

4.39*	Form of Note.

4.40*	Form of Deposit Agreement.

4.41*	Form of Warrant.

4.42*	Form of Warrant Agreement.

4.43*	Form of Purchase Contract Agreement.

4.44*	Form of Unit Agreement.

5.1	Opinion of Kirkland & Ellis LLP.

22.1	List of Guarantor Subsidiaries

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3	Consent of Netherland, Sewell & Associates, Inc.

24.1	Powers of Attorney of Southwestern Energy Company (included on the signature pages hereto).

24.2	Powers of Attorney of the Subsidiary Guarantor Registrants (included on the signature pages hereto).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Regions Bank, as trustee under the indenture filed as Exhibit 4.27 above.

107	Filing Fee Table.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spring, State of Texas, on May 22, 2023.

SOUTHWESTERN ENERGY COMPANY

By:	/s/ Carl F. Giesler, Jr.
Carl F. Giesler, Jr.
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Way and Carl F. Giesler, Jr., or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ William J. Way William J. Way	Director, President and Chief Executive Officer (Principal Executive Officer)	May 22, 2023

/s/ Carl F. Giesler, Jr. Carl F. Giesler, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 22, 2023

/s/ Colin P. O’Beirne Colin P. O’Beirne	Vice President, Controller (Principal Accounting Officer)	May 22, 2023

/s/ John D. Gass John D. Gass	Director	May 22, 2023

/s/ Sylvester P. Johnson IV Sylvester P. Johnson IV	Director	May 22, 2023

/s/ Catherine A. Kehr Catherine A. Kehr	Director	May 22, 2023

/s/ Greg D. Kerley Greg D. Kerley	Director	May 22, 2023

/s/ Jon A. Marshall Jon A. Marshall	Director	May 22, 2023

/s/ Patrick M. Prevost Patrick M. Prevost	Director	May 22, 2023

/s/ Anne Taylor Anne Taylor	Director	May 22, 2023

/s/ Denis J. Walsh III Denis J. Walsh III	Director	May 22, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spring, State of Texas, on May 22, 2023.

A.W. REALTY COMPANY, LLC
SWN E & P SERVICES, LLC
SWN INTERNATIONAL, LLC
SWN MIDSTREAM SERVICES COMPANY, LLC
SWN PRODUCTION COMPANY, LLC
SWN PRODUCTION (LOUISIANA), LLC
SWN PRODUCTION (OHIO), LLC
SWN WATER RESOURCES COMPANY, LLC

By:	Southwestern Energy Company, its sole member

By:	/s/ Carl F. Giesler, Jr.
Carl F. Giesler, Jr.
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clay A. Carrell and Carl F. Giesler, Jr., or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Clay A. Carrell Clay A. Carrell	President (Principal Executive Officer) of each of A.W. Realty Company, LLC, SWN E & P Services, LLC, SWN International, LLC, SWN Production Company, LLC, SWN Production (Louisiana), LLC, SWN Production (Ohio), LLC, and SWN Water Resources Company, LLC	May 22, 2023

/s/ Carl F. Giesler, Jr. Carl F. Giesler, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer) of each of A.W. Realty Company, LLC, SWN E & P Services, LLC, SWN International, LLC, SWN Midstream Services Company, LLC, SWN Production Company, LLC, SWN Production (Louisiana), LLC, SWN Production (Ohio), LLC and SWN Water Resources Company, LLC	May 22, 2023

/s/ Carl F. Giesler, Jr. Carl F. Giesler, Jr.	Executive Vice President and Chief Financial Officer (Principal Executive Officer) of SWN Midstream Services Company, LLC	May 22, 2023

SIGNATURE	TITLE	DATE
/s/ Colin P. O’Beirne Colin P. O’Beirne

Vice President and Controller (Principal Accounting Officer) of each of A.W. Realty Company, LLC, SWN E & P Services, LLC, SWN International, LLC, SWN Midstream Services Company, LLC, SWN Production Company, LLC, SWN Production (Louisiana), LLC, SWN Production (Ohio), LLC and SWN Water Resources Company, LLC

May 22, 2023

/s/ Carl F. Giesler, Jr. Carl F. Giesler, Jr.	Executive Vice President and Chief Financial Officer of Southwestern Energy Company in its capacity as the sole member of each of A.W. Realty Company, LLC, SWN E & P Services, LLC, SWN International, LLC, SWN Midstream Services Company, LLC, SWN Production Company, LLC, SWN Production (Louisiana), LLC, SWN Production (Ohio), LLC and SWN Water Resources Company, LLC	May 22, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spring, State of Texas, on May 22, 2023.

ANGELINA GATHERING COMPANY, L.L.C.
SWN ENERGY SERVICES COMPANY, LLC
SWN PRODUCER SERVICES, LLC

By:	SWN Midstream Services Company, LLC, its sole member

By:	Southwestern Energy Company, its sole member

By:	/s/ Carl F. Giesler, Jr.
Carl F. Giesler, Jr.
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clay A. Carrell and Carl F. Giesler, Jr., or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Carl F. Giesler, Jr. Carl F. Giesler, Jr.	Executive Vice President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer) of each of Angelina Gathering Company, L.L.C., SWN Energy Services Company, LLC and SWN Producer Services, LLC	May 22, 2023

/s/ Colin P. O’Beirne Colin P. O’Beirne	Vice President and Controller (Principal Accounting Officer) of each of Angelina Gathering Company, L.L.C., SWN Energy Services Company, LLC and SWN Producer Services, LLC	May 22, 2023

/s/ Carl F. Giesler, Jr. Carl F. Giesler, Jr.	Executive Vice President and Chief Financial Officer of Southwestern Energy Company in its capacity as the sole member of SWN Midstream Services Company, LLC in its capacity as the sole member of each of Angelina Gathering Company, L.L.C., SWN Energy Services Company, LLC and SWN Producer Services, LLC	May 22, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spring, State of Texas, on May 22, 2023.

SWN DRILLING COMPANY, LLC

By: SWN Production Company, LLC, its sole member

By: Southwestern Energy Company, its sole member

By:	/s/ Carl F. Giesler, Jr.
Carl F. Giesler, Jr.
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clay A. Carrell and Carl F. Giesler, Jr., or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Clay A. Carrell Clay A. Carrell	President (Principal Executive Officer) of SWN Drilling Company, LLC	May 22, 2023

/s/ Carl F. Giesler, Jr. Carl F. Giesler, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer) of SWN Drilling Company, LLC	May 22, 2023

/s/ Colin P. O’Beirne Colin P. O’Beirne	Vice President and Controller (Principal Accounting Officer) of SWN Drilling Company, LLC	May 22, 2023

/s/ Carl F. Giesler, Jr. Carl F. Giesler, Jr.	Executive Vice President and Chief Financial Officer of Southwestern Energy Company in its capacity as sole member of SWN Production Company, LLC in its capacity as the sole member of SWN Drilling Company, LLC	May 22, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spring, State of Texas, on May 22, 2023.

SWN WELL SERVICES, LLC

By: SWN E & P Services, LLC, its sole member

By: Southwestern Energy Company, its sole member

By:	/s/ Carl F. Giesler, Jr.
Carl F. Giesler, Jr.
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clay A. Carrell and Carl F. Giesler, Jr., or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Clay A. Carrell Clay A. Carrell	President (Principal Executive Officer) of SWN Well Services, LLC	May 22, 2023

/s/ Carl F. Giesler, Jr. Carl F. Giesler, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer) of SWN Well Services, LLC	May 22, 2023

/s/ Colin P. O’Beirne Colin P. O’Beirne	Vice President and Controller (Principal Accounting Officer) of SWN Well Services, LLC	May 22, 2023

/s/ Carl F. Giesler, Jr. Carl F. Giesler, Jr.	Executive Vice President and Chief Financial Officer of Southwestern Energy Company in its capacity as sole member of SWN E & P Services, LLC in its capacity as the sole member of SWN Well Services, LLC	May 22, 2023